                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Jacobs Engineering Group Inc. of our report dated November 3, 1995 included in the 1995 Annual Report to Shareholders of Jacobs Engineering Group Inc.

We also consent to the incorporation by reference in both the Registration Statement (Form S-8 No. 33-45914) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan and in the Registration Statement (Form S-8 No. 33-45927) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan of our report dated November 3, 1995 with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1995.

                                              ERNST & YOUNG LLP

Los Angeles, California
December 27, 1995